Exhibit 99.2

Adtalem Initiates $150 Million Accelerated Share Repurchase Agreement

CHICAGO--(BUSINESS WIRE)--March 15, 2022--Adtalem Global Education, Inc. (NYSE: ATGE), a leading healthcare educator, today entered an accelerated share repurchase (“ASR”) agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”) to repurchase $150 million of the company’s common stock. In addition to the $150 million ASR program, the Adtalem board of directors also authorized open market share repurchases of up to $300 million of the company’s common stock over the next 36 months, both of which were previously announced on March 1, 2022.

“The accelerated share repurchase program and open market purchase authorization evidence our firm belief that the Adtalem equity is undervalued and our confidence in the long-term prospects of the company,” said Steve Beard, president and CEO of Adtalem Global Education. “We will begin to bridge the gap between the intrinsic value of our assets and the market capitalization of the company through this action and an ongoing commitment to improved operational performance.”

The company is funding the ASR with existing cash resources. Under the terms of the agreement, Adtalem will receive an initial share delivery of approximately 4.7 million shares, with the final settlement scheduled to occur no later than the second quarter of fiscal year 2023. The final number of shares to be repurchased by the company under the ASR will be based on the volume-weighted average stock price of Adtalem’s common stock during the term of the agreement, less a discount and subject to adjustments.

Morgan Stanley has acted in the sole capacity of principal counterparty to Adtalem in connection with the negotiation and execution of the ASR.

About Adtalem Global Education

Adtalem Global Education (NYSE: ATGE) is a leading healthcare educator and provider of professional talent to the healthcare industry. With a dedicated focus on driving strong outcomes that increase workforce preparedness, Adtalem empowers a diverse learner population to achieve their goals and make inspiring contributions to their communities. Adtalem is the parent organization of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. Adtalem and its institutions have more than 10,000 employees and a network of more than 275,000 alumni. Adtalem was named one of America’s Most Responsible Companies 2021 by Newsweek, and one of America’s Best Employers for Diversity 2021 by Forbes. Follow Adtalem on Twitter @adtalemglobal, LinkedIn or visit Adtalem.com for more information.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding the future impacts of the COVID-19 pandemic, the efficacy and distribution of the vaccines, and the expected synergies from the recent Walden acquisition. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and we do not undertake any obligation to update any forward-looking statement, except as required by law.

Contacts

Investor Contact
Chandrika Nigam
Chandrika.Nigam@Adtalem.com
312-681-3209

Media Contact
Kelly Finelli
Kelly.Finelli@adtalem.com
872-270-0230